Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Schedules 2014 Third Quarter Earnings Release, Conference Call and Webcast

HOUSTON, October 7, 2014 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced that it will release its financial results for the third quarter ended September 30, 2014, before the market opens on Thursday, October 23, 2014. Earl J. Hesterberg, Group 1’s president and chief executive officer, and the company’s senior management team will host a conference call to discuss the results later that morning at 10 a.m. Eastern Time.

The conference call will be simulcast live on the Internet at www.group1auto.com, then click on ‘Investor Relations’ and then ‘Events’ or through this link: http://www.group1corp.com/events. A webcast replay will be available for 30 days.

The conference call will also be available live by dialing in 15 minutes prior to the start of the call at:

Domestic:	1-888-317-6003
International:	1-412-317-6061
Conference ID:	3198212
A telephonic replay will be available following the call through November 20, 2014 by dialing:
Domestic:	1-877-344-7529
International:	1-412-317-0088
Replay Pin:	1936175

About Group 1 Automotive, Inc.
Group 1 owns and operates 151 automotive dealerships, 193 franchises, and 37 collision centers in the United States, the United Kingdom and Brazil that offer 34 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com